Exhibit 10.39

PLEDGE AND ESCROW AGREEMENT

          THIS PLEDGE AND ESCROW AGREEMENT (this “Agreement”) is made and entered into as of October 26, 2005 by Tri-Age Holdings Inc. (the “Pledgor”), having its principal address at Suite 4, Temple Building, Prince William & Main Street, Charlestown, Nevis, West Indies, in favour of Doral EZ Investments Inc. (“Lender”), having a principal address at 1000 Wye Valley Road P.O. Box 640 Midland, ON Canada L4R 4P4

WITNESSETH THAT:

WHEREAS, Pledgor is indebted to the Lender the unsecured sum of CDN$360,503 (the “Loan”) which is now due and owing;

WHEREAS, Pledgor has offered to grant the Lender security on 200,000 Units (the “Units”) in the capital of Pure Play Media Holdings, Inc. (“Pure Play”) with each Unit consisting of one share of common stock and one share purchase warrant (each a “Warrant”), and with each such Warrant entitling the holder to acquire one additional share of common stock at a price of US$2.50 commencing on December 31, 2006, the date which is 24 months from the date of issuance of the Units by Pure Play to Pillsbury Holdings, Inc. and expiring on December 31, 2008 the date that is 48 months from the date of the issuance of the Units, which is owned by the Pledgor as security for the Loan and to make payments in accordance with the Assignment Agreement (the “Loan Agreement”), dated October 26, 2005, entered into between the Pledgor, Pillsbury Holdings, Inc., Lender, Pure Play and Pure Play Media, Inc. (“PPM”).

WHEREAS, Pledgor has agreed to place into escrow and pledge herewith the Units represented by share certificate no.                    and share purchase warrant certificate no. _______ and to grant a pledge of all Pledgor’s rights and interests in such Units to secure with the Units the Loan and recovery of any part thereof on default of payment and which Loan is to be repaid in accordance with the Loan Agreement.

WHEREAS, Lender has agreed to the terms of this Agreement on the condition that Pledgor (i) deliver the Units and transfer authorities (“Transfer Documents”) into escrow by the terms of this Agreement, (ii) pledge to Lender a security interest in the Units as to all and any interests, residual, option, or otherwise in the Units, and (iii) execute and deliver this Agreement in order to secure the payment and performance by Pledgor of the Loan;

NOW, THEREFORE, in consideration of the premises and in order to induce Lender to make the Loan, Pledgor hereby agrees with Lender as follows:

          SECTION 1.  SHARE ESCROW.  Pledgor hereby places into escrow with the Escrow Agent (as defined hereinafter in the Escrow Agreement attached to the Loan Agreement as Schedule “C”) the Units and all and every of its interest therein, and Pledgor shall immediately upon execution hereof deliver to the Escrow Agent:

          (a)        the share certificates representing the shares of common stock of Pure Play and the share purchase warrants to acquire additional shares of common stock of Pure Play forming the Units; and

          (b)        if received by Pledgor prior to or after escrow of the Units herewith and before payment of the Loan or after realisation by the Lender of the Units in execution of its recourses to recover the Loan, all additional shares of stock of, or equity interest in, Pure Play from time to time acquired by Pledgor in any manner arising by share dividend, stock split, or otherwise of the Units, and the certificates representing such additional shares (any such additional shares shall constitute part of the Units under and as defined in this Agreement), and all products and proceeds of any of such additional Units, including, without limitation, all dividends, cash, instruments, subscriptions, warrants and any other rights and options and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of such additional Units;

          (c)        an undated stock transfer power of attorney which is medallion stamped with respect to the Units; and

          (d)        an undated resolution of the board of directors of the Pledgor approving the transfer of the Pledged Shares in accordance with the terms of this Agreement.

          SECTION 2.  PLEDGE.  Pledgor hereby pledges to Lender, and grants to Lender a continuing first priority, and perfected security interest in, the following (the “Pledged Collateral”):

          (a)        the Units and the certificates representing the Units and all interest of the Pledgor therein and extinguishment thereof upon exercise of the Pledge, and all products and proceeds of any of the Units including, without limitation, all dividends (other than as provided elsewhere herein), cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Units; and

          (b)        all additional shares of stock of, or equity interest in, Pure Play from time to time acquired by Pledgor in respect to the Units in any manner arising by share dividend, stock split, or otherwise of the Units, and the certificates representing such additional shares (any such additional shares shall constitute part of the Units under and as defined in this Agreement), and all products and proceeds of any of such additional Units, including, without limitation, all dividends, cash, instruments, subscriptions, warrants and any other rights and options and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of such additional Units.

          SECTION 3.  SECURITY FOR OBLIGATIONS.  This Agreement secures (i) the due and punctual payment in full (and not merely the collectibility) of the Principal Sum amount of the Loan, and the Interest thereon, in each case when due and payable, according to the terms of the Loan Agreement, whether at stated maturity or otherwise; (ii) the due and punctual payment in full (and not merely the collectibility) of the obligations, liabilities, indebtedness and all other sums and charges which may at any time be due and payable in accordance with, or under the terms and conditions of the

Loan Agreement, whether at stated maturity or otherwise; (iii) the due and punctual payment (and not merely the collectibility), performance and observance of all of this Pledge Agreement and the other obligations, terms, covenants and conditions, whether now or hereafter existing, contained in any other collateral Loan documents (collectively, and together with the Loan Agreement, the “Loan Documents”) and to be performed or observed by Pledgor; (iv) the accuracy of the representations and warranties made by Pledgor in all Loan Documents to which it is a party (all of the foregoing are collectively called the "Obligations"); (the Obligations and all such obligations of Pledgor now or hereafter existing under this Agreement being referred to herein as the "Liabilities").

          SECTION 4.  REPRESENTATIONS AND WARRANTIES.  Pledgor represents and warrants as follows:

          (a)        The Units have been duly authorized and validly issued and are fully paid and non-assessable.

          (b)        Pledgor is the legal and beneficial owner of the Pledged Collateral, free and clear of any lien or any interests by any other person on the Pledged Collateral.

          (c)        Upon the delivery by the Escrow Agent of the Units, the certificates, and the Transfer Documents, in the event of default the transfer of the Units pursuant to this Agreement creates a valid and perfected transfer of the Units to the Lender with the caveat that the Units are subject to such hold period as may be stated on the certificates.

          (d)        Upon the delivery to Lender of the Pledged Collateral, the pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority interest in the Pledged Collateral securing the payment of the Liabilities for the benefit of Lender.

          (e)        No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body or Pure Play is required (except applicable material change reports and insider reports) (i) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor or (ii) for the transfer herein provided or (iii) for the exercise by Lender of the rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement.

          (f)         Pledgor has full power and authority to enter into this Agreement and has the right to vote, pledge and grant a security interest in the Units as provided by this Agreement.

          (g)        This Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganisation, moratorium or other similar laws.

          (h)        The preamble to this Agreement is made a part of this Agreement and the terms stated therein are true and accurate.

          SECTION 5.  FURTHER ASSISTANCE.  Pledgor agrees that at any time and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver, or cause to be executed and delivered, all stock powers, proxies, assignments, instruments and documents and take all further action, that is reasonably necessary, at Lender's request, in order to perfect any transfer or security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral and to carry out the provisions and purposes hereof.

          SECTION 6.  TRANSFER OF UNITS.  Pledgor hereby authorizes Lender at any time to cause the Units to be transferred and registered to the Lender or any other party the Lender may determine for the purpose of realizing on the Units to acquire proceeds to pay the Loan.

          SECTION 7.  TRANSFERS AND OTHER LIENS.  Except for the purpose of securing proceeds to retire the Loan, Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Units until the Loan comes due, the Principal Sum and Interest on the Loan is fully paid and any rectification of default period has expired remedied, except with the written permission of the Lender, or (ii) create or permit to exist any lien upon or with respect to any of the Pledged Collateral, except for the security interest granted under this Agreement.

          SECTION 8.  LENDER APPOINTED ATTORNEY-IN-FACT.  In addition to all of the powers granted to Lender pursuant to the Loan, Pledgor hereby appoints Lender as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Lender's discretion to take any action and to execute any instrument which Lender may deem necessary or advisable to further perfect and protect the security interest granted hereby, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest or principal payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

          SECTION 9.  LENDER MAY PERFORM.  If Pledgor fails to perform any agreement contained herein, Lender may itself perform, or cause performance of, such agreement, and the reasonable expenses of Lender incurred in connection therewith shall be payable by Pledgor.

          SECTION 10.  NO ASSUMPTION OF DUTIES; REASONABLE CARE.  The rights and powers granted to Lender hereunder of the Pledge are being granted in order to preserve and protect Lender's security interest in and to the Pledged Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on Lender in connection therewith.  Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not Lender has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

          SECTION 11.  SUBSEQUENT CHANGES AFFECTING COLLATERAL.  Pledgor represents to Lender that Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, payments of interest and/or principal, reorganization or other exchanges, tender offers and voting rights), and Pledgor agrees that Lender shall have no responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.  Pledgor covenants that it will not, without the prior written consent of Lender, sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or create or permit to exist any lien upon or with respect of any of the Pledged Collateral.

          SECTION 12.  REMEDIES UPON DEFAULT.  If any Event of Default shall have occurred and be continuing and Pledgor shall not have rectified within the time period(s) provided for under the terms and conditions of the Loan Agreement after notice of default, Lender shall, in addition to all other rights given by law or by this Agreement, the Loan Agreement or otherwise, have all the rights and remedies with respect to the Pledged Collateral of a secured party under the laws of the Province of Ontario and Lender shall have the option to: (i) have the Pledged Collateral transferred and registered on the books of Pure Play into the Lender’s name, or in the name(s) of the Lender’s nominee(s) in the Lender’s sole and absolute discretion, as full satisfaction of the Loan; or (ii) instruct the Escrow Agent to surrender the Pledged Collateral back to Pure Play for cancellation and return to treasury.  Should the Lender determine to instruct the Escrow Agent to surrender the Pledged Collateral back to Pure Play for cancellation and return to treasury, then Pure Play will be deemed to have assumed the Loan from the Pledgor and PPM and consequent thereon, will continue to make the Interest and Principal Sum payments on the Loan to the Lender as set forth in accordance with the terms and conditions of the Underlying Loan and Security Agreement (as defined in the Loan Agreement); and all remaining terms and conditions of the Underlying Loan and Security Agreement will continue to govern the assumption of the Loan by Pure Play on behalf of PPM.  In addition, with respect to any Pledged Collateral which shall then be in or shall thereafter come into the possession or custody of Lender, Lender may sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as Lender may deem best, for cash or on credit or for future delivery, without assumption of any credit risk.  The purchaser of any or all Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever.  Any sale of the Pledged Collateral shall be conducted by Lender without any notice requirement and as full owner thereof and Lender is not required to conduct the same in conformity with commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Pledged Collateral.  Any requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived.  All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Pledged Collateral.

          SECTION 13.  EXPENSES.  Pledgor will upon demand pay to Lender the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel (and, upon the occurrence and during the continuance of an Event of Default, the fees, expenses and disbursements of any investment banking firm, business broker or other selling agent and any other experts and agents retained by Lender), which Lender may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iii) the exercise or enforcement of any of the rights of Lender hereunder or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

          SECTION 14.  SECURITY INTEREST ABSOLUTE.  All rights of Lender and security interests hereunder, and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of:

          (a)        any lack of validity or enforceability of the Loan or any other agreement or instrument relating thereto;

          (b)        any change in the time, manner or place of payment of, or in any other term of, all or any of the Liabilities, or any other amendment or waiver of or any consent to any departure from the Loan;

          (c)        any exchange, surrender, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Liabilities; or

          (d)        any other circumstances which might otherwise constitute a defence available to, or a discharge of, Pledgor in respect to the Liabilities or of this Agreement.

          SECTION 15.  MISCELLANEOUS PROVISIONS.

          SECTION 15.1  Notices.  All notices, approvals, consents or other communications required or desired to be given hereunder shall be in the form and manner, and delivered to each of the parties hereto at their respective addresses, set forth first herein.

          SECTION 15.2  Headings.  The headings in this Agreement are for purposes of reference only and shall not affect the meaning or construction of any provision of this Agreement.

          SECTION 15.3  Severability.  The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

          SECTION 15.4  Amendments, Waivers and Consents.  Any amendment or waiver of any provision of this Agreement and any consent to any departure by Pledgor from any provision of this Agreement shall be effective only if made or given in writing.

          SECTION 15.5  Continuing Security Interest.  This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full (including after the date for final payment) of the Obligations and of the Loan and any other Loan Documents, (ii) be binding upon Pledgor, its successors and assigns, and (iii) enure, together with the rights and remedies of Lender hereunder, to the benefit of Lender and its successors, transferees and assigns.

          SECTION 15.6  Reinstatement.  To the extent permitted by law, this Agreement shall continue to be effective or be reinstated if at any time any amount received by Lender in respect of the Liabilities is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Pledgor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for Pledgor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

          SECTION 15.7   Survival of Provisions.  All representations, warranties and covenants of Pledgor contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by Pledgor of the Obligations secured hereby and termination of the Loan and any other Loan Documents.

          SECTION 15.8  Waiver of Demand.  Pledgor waives presentment and demand for payment of any of the Liabilities, protest and notice of dishonour or default with respect to any of the Liabilities, and all other notices to which Pledgor might otherwise be entitled, except as otherwise expressly provided herein.

          SECTION 15.9  Authority of Lender.  Lender shall have and be entitled to exercise all powers hereunder which are specifically granted to Lender by the terms hereof, together with such powers as are reasonably incident thereto.  Lender may perform any of its duties hereunder or in connection with the Pledged Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters.  Neither Lender nor any officer, employee, attorney or agent of Lender shall be liable to Pledgor for any action taken or omitted to be taken by it or them hereunder, except for its or their own gross negligence or wilful misconduct, nor shall Lender be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto.  Lender and its officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.  Pledgor agrees to indemnify and hold harmless Lender and any person of the Lender from and against any and all costs, expenses (including reasonable fees, expenses and disbursements of attorneys and paralegals), claims and liabilities incurred by Lender or such person hereunder, unless such claim or liability shall be due to wilful misconduct or gross negligence on the part of Lender or such person.

          SECTION 15.10 Release; Termination of Agreement.  Subject to the provisions of Section 15.6 hereof, this Agreement shall terminate upon full and final payment and performance of all the Obligations.

          SECTION 15.11  Counterparts.  This Agreement may be executed in one or more counterparts and may be executed by facsimile, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

          SECTION 15.12  Governing Law; Submission to Jurisdiction; Counsel

          (a)        This Agreement shall be governed by and interpreted under the laws of the Province of Ontario and any dispute arising out of, connected with, related to, or incidental to the relationship established between Pledgor and Lender in connection with this Agreement, and whether arising in contract, tort, equity or otherwise, shall be resolved in Ontario, Canada.

          (b)        Pledgor (i) agrees that Lender shall not have any liability to Pledgor (whether sounding in tort, contract or otherwise) for losses suffered by Pledgor in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by this Agreement, or any act, omission or event occurring in connection therewith, unless it is determined by a judgement of a court that is binding on Lender (which judgement shall be final and not subject to review on appeal) that such losses were the result of acts or omissions on the part of Lender constituting gross negligence or wilful misconduct and (ii) waives, releases and agrees not to sue upon any claim against Lender (whether sounding in tort, contract or otherwise), except a claim based upon gross negligence or wilful misconduct.  Whether or not such damages are related to a claim that is subject to the waiver effected above and whether or not such waiver is effective, Lender shall not have any liability with respect to, and Pledgor hereby waives, releases and agrees not to sue upon any claim for, any special, indirect, consequential or punitive damages suffered by Pledgor in connection with, arising out of, or in any way related to the transactions contemplated or the relationship established by this Agreement, or any act, omission or event occurring in connection therewith, unless it is determined by a judgement of a court that is binding on Lender (which judgement shall be final and not subject to review on appeal), that such damages were the result of acts or omissions on the part of Lender constituting wilful misconduct.

          (c)        Pledgor and Lender acknowledges that for the purpose of this Agreement and the security contemplated herein that Devlin Jensen acts for Pure Play, Pledgor and Lender release Devlin Jensen from any conflict with the Escrow Agent duties which have been requested of Devlin Jensen, Pledgor and Lender subscribe to and endorse the Escrow Agent provisions of the Escrow Agreement attached to the Loan Agreement as Schedule “C” following their initial signatures hereto, and Pledgor has been advised to seek its own counsel and has taken its own counsel for this purpose.

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          (d)        Pledgor waives the posting of any bond otherwise required of Lender in connection with any judicial process or proceeding to enforce any judgement or other court order entered in favour of Lender, or to enforce by specific performance, temporary restraining order or preliminary or permanent injunction this Agreement or any other Agreement or document between Pledgor and Lender.

          IN WITNESS WHEREOF, Pledgor and Lender have each caused this Agreement to be duly executed and delivered as of the date first above written.

PLEDGOR:
Tri-Age Holdings Inc.

Per: /s/ Souren Agemian Jr._
Authorized Signatory

Souren Agemian Jr., Investment Advisor
(print name and title)

LENDER:
Doral EZ Investments Inc.

Per:/s/ Erwin Zecha Authorized Signatory

____Erwin Zecha, President__________
(print name and title)